Exhibit 99.1

Unusual Machines to Host Q1 Earnings Call on May 15

ORLANDO, Florida – May 15, 2024 (ACCESSWIRE) – Unusual Machines, Inc. (NYSE American: UMAC) (“Unusual Machines” or the “Company”), a drone and drone components manufacturer, will host a webcast on Wednesday, May 15, at 4:30 p.m. ET to discuss the Company's operational and financial highlights for the first quarter ended March 31, 2024. A question-and-answer session will follow management’s prepared remarks.

Event:	Unusual Machines First Quarter 2024 Financial Results Conference Call
Date:	Wednesday, May 15, 2024
Time:	4:30 p.m. Eastern Time
Webcast:	https://redchip.zoom.us/webinar/register/WN_Tkz-BkNeSB2Ma0T3CfbLxQ#/registration

For interested individuals unable to join the live event, a webcast replay will be available for six months through the investor relations section of Unusual Machine’s website.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot e-commerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar US drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032.

For more information visit Unusual Machines at https://www.unusualmachines.com/.

Contact:

Dave Gentry

RedChip Companies

1-407-644-4256

UMAC@redchip.com

SOURCE: Unusual Machines, Inc.